Exhibit 99.1


PRESS RELEASE

                            AMERICAN AMMUNITION, INC.

OTC: BB SYMBOL: AAMI

FOR IMMEDIATE RELEASE

MEDIA CONTACT: ANDRES FERNANDEZ
               (305) 835-7400

                   AMERICAN AMMUNITION SIGNS LETTER OF INTENT
               TO ACQUIRE ASSETS OF TRITON AMMUNITION CORPORATION

Miami, Florida/February 11, 2004/American Ammunition, Inc. (OTC BB: AAMI) AAMI is pleased to announce the signing of a Letter of Intent to acquire the assets of Triton Ammunition Corporation ("Triton"). American Ammunition (Website-www.amerc-ammo.com) of Miami, Florida is to acquire the assets which includes, machinery, raw materials and intellectual property rights of Triton.

As part of the transaction, AAMI is to acquire the patents and licenses to Triton's most popular and critically acclaimed Hi-Vel and Quik-Shok lines of ammunition. Both Hi-Vel and Quik-Shok were designed by Tom Burczynski, who has been ranked as one of the three best bullet designers in the world.

A new marketing program is already underway to deliver current AAMI products and the Triton products to market. Quality control and workmanship will continue to be a focus for AAMI.

This transaction was managed by the Investment Banking Firm of Andrew, Alexander, Wise and Company, Inc. ("AAW") (www.aawco.com) of New York, NY. Mr. Robert Gubitosi of AAW states, "This combined company will be a force to be reckoned with. This is a perfect equation where the sum of the parts is much greater than the whole."

Andres Fernandez, President and CEO of AMAI said, "This is a great fit for our company. Triton's products have had a great reputation in the marketplace. Unfortunately, as a smaller ammunitions company, Triton was unable to produce the quantities of product that are necessary for the largest distributors and the government agencies. AAMI has always been proud of its ability to be an autonomous organization with manufacturing capability. We are very excited about the opportunities in front of us."

Jack Ballas, the former CEO of Triton had this to say, "We are quite excited about this transaction. We have known the folks at AAMI for many years and look forward to working with them. AAMI will have some great new products to add to its existing extensive line of ammunition and will also be able to produce the quantities necessary for us to be able to compete on a global level. Mr.
Fernandez quotes, "Jack Ballas has an unbelievable reputation in the law enforcement field and we really look forward to working with Jack for many years to come."

About American Ammunition, Inc. -- AAMI is an autonomous manufacturer of ammunition, with the technology and equipment to take advantage of the growing market. It has an excellent reputation within the industry. For further product information, please call 1-305-835-7400 or visit the website at:
http://www.a-merc.com   For  Investor   Relations   information,   please  call:
1-305-446-4800 or e-mail: CISintr@netscape.net.


This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
_______________________________________________________________________
Contact: Capital Investment Services, Inc., (305) 446-4800